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                                                                       EXHIBIT D

                             FIRST AMENDMENT TO THE

                   CONTRIBUTION AND SHARE EXCHANGE AGREEMENT
                              DATED APRIL 22, 1998

                                  BY AND AMONG

               SPEER COMMUNICATIONS HOLDINGS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                SPEER WORLD WIDE DIGITAL TRANSMISSION & VAULTING
                              LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                     SPEER PRODUCTIONS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                    SPEER VIRTUAL MEDIA LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                                      AND

                            PRECISION SYSTEMS, INC.,
                             A DELAWARE CORPORATION

                                AUGUST 31, 1998

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                             FIRST AMENDMENT TO THE
                   CONTRIBUTION AND SHARE EXCHANGE AGREEMENT

     This FIRST AMENDMENT (the "Amendment") to that certain Contribution and Share Exchange Agreement (the "Agreement") dated April 22, 1998 by and among Speer Communications Holdings Limited Partnership, a Nevada limited partnership ("Speer Communications"), Speer World Wide Digital Transmission & Vaulting Limited Partnership, a Nevada limited partnership ("Speer World Wide"), Speer Productions Limited Partnership, a Nevada limited partnership ("Speer Productions"), Speer Virtual Media Limited Partnership, a Nevada limited partnership ("SVM") and Precision Systems, Inc., a Delaware corporation ("PSI") is entered into by and among Speer Communications, Speer World Wide, Speer Productions, SVM and PSI (the "Parties") as of this 31st day of August, 1998.

     WHEREAS, the Parties have determined to amend the Agreement pursuant to the terms of this Amendment; and

     WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows.

     1. Amendments.

        a. Paragraph (a) of Section 1.1 of the Agreement is hereby amended to read as follows:

             (a) Subject to the terms and conditions of this Agreement, at the Closing Date, as hereinafter defined, Speer agrees to grant, contribute, convey, assign, transfer and deliver to PSI (the "Contribution") pursuant to an Assignment and Assumption Agreement substantially in the form attached as Exhibit 1.1 hereto (the "Assignment and Assumption Agreement") all right, title and interest in all of the assets, tangible or intangible, along with all contractual and leasehold rights Speer holds necessary for PSI to operate the Businesses (as hereinafter defined) as Speer operates them as of the date hereof (the "Speer Assets") in exchange for the consideration set forth in Section 1.2. The Speer Assets include, without limitation, those assets set forth in
        Schedule 1.1(a)(i), together with all of the issued and outstanding capital stock of Professional Video Services Corporation, a District of Columbia corporation ("PVS") and of Speer Communications Virtual Media, Inc., a Delaware corporation ("SCVM") (the capital stock of PVS and SCVM are hereinafter referred to as the "Equity Interests") and $15 million in cash (the "Cash"), but do not include those assets set forth in
        Schedule 1.1(a) (the "Excluded Assets").

        b. Section 1.4 of the Agreement is hereby amended to read as follows:

             1.4 Alternative Transaction. Prior to the Closing Date, Speer shall be entitled in its sole discretion and upon not less than twenty
        (20) days prior written notice to elect not to close the Contribution and Exchange Transaction and the Real Estate Transaction. In lieu of such transactions and subject to the terms and conditions of this Agreement, Speer Communications and SVM would grant, contribute, convey, assign, transfer and deliver to PSI all of the stock of SCVM and Thirty-Six Million Dollars ($36,000,000) in cash (the "Alternative Transaction"). In consideration for the contribution of the stock of SCVM and cash referred to in the preceding sentence, and in lieu of PSI's obligation to deliver the Share Exchange Consideration and the Real Estate Consideration, PSI shall issue and deliver 41,000,000 newly issued shares of PSI Common Stock (the "Alternative Consideration") to Speer Communications and SVM. Speer shall not have any obligation or liability to PSI with respect to the Contribution and Exchange Transaction or the Real Estate Transaction, and PSI shall have no right to conclude the Contribution and Exchange Transaction or the Real Estate Transaction in the event Speer elects to pursue the Alternative Transaction.

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        c. Section 6.4 of the Agreement is hereby amended to read as follows:

             6.4 Board of Directors. Prior to the Closing Date, PSI shall adopt a resolution fixing the number of Board members of its Board of Directors at six members.

        d. Section 6.5 of the Agreement is hereby amended by adding the following clause at the end thereof:

             ; provided, however, in the event the closing relates to the Alternative Transaction, only those employees of SVM as of the Closing Date shall become employees of PSI.

        e. Section 8.16 of the Agreement is hereby amended to read as follows:

             8.16. Election of Directors. Two nominees of Speer shall have been elected to fill vacancies on the PSI Board of Directors.

        f. Section 8.17 of the Agreement is hereby amended to read as follows:

             8.17. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article VIII is not fulfilled as of October 31, 1998, Speer may, upon notice to PSI and on or prior to the Closing Date, elect not to consummate the transactions provided for herein, or may waive the condition and proceed to Closing, but any breach of condition, warranty, representation or covenant known to Speer at the Closing Date as to which Speer does not make a claim by the Closing Date shall be deemed to have been waived.

        g. Section 9.10 of the Agreement is hereby amended by adding the following clause (iii) at the end thereof:

             (iii) immediately prior to the Closing, SVM shall contribute to SCVM all of the assets of SVM listed in Schedule 1.1(a)(1) and shall cause SCVM to assume only those liabilities of SVM listed on Schedule 1.1(b) and SVM shall have delivered to PSI true and accurate copies of the Certificate of Incorporation and By-laws of SCVM.

        h. Section 9.11 of the Agreement is hereby amended to read as follows:

             9.11. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article IX is not fulfilled as of October 31, 1998, PSI may, upon notice to Speer and on or prior to the Closing Date, elect not to consummate the transactions provided for herein, or may waive the condition and proceed to Closing, but any breach of condition, warranty, representation or covenant known to PSI at the Closing Date as to which PSI does not make a claim by the Closing Date shall be deemed to have been waived.

        i. Paragraph (h) of Section 11.2 of the Agreement is hereby amended to read as follows:

             (h) Certificates representing all of the outstanding capital stock of SCVM duly endorsed for transfer or accompanied by an appropriate instrument transferring such stock to PSI.

        j. Clause (iii) of paragraph (a) of Section 15.1 of the Agreement is hereby amended to read as follows:

             (iii) any liabilities arising after the Closing Date and relating to the Speer Assets or the conduct of the Businesses prior to the Closing Date other than those assumed by PSI pursuant to the Assignment and Assumption Agreement referred to in Section 1.1 or disclosed in
        Section 4.9 of the Speer Disclosure Letter and other than liabilities of PVS or SCVM set forth in Schedule 1.1(b), or

        k. Paragraph (b) of Section 15.1 is hereby amended by adding the following clause (iii) at the end of the first sentence thereof:

             or (iii) any liabilities arising after the Closing Date and relating to the conduct of the business of SCVM prior to the Closing Date other than liabilities of SVM set forth in Schedule 1.1(b) and assumed by SCVM prior to the Closing.

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        l. Subsection (1) of paragraph (b) of Section 27.1 is hereby amended to read as follows:

             (1) if the Closing shall not have occurred on or before October 31, 1998, due to a failure of any of the conditions precedent set forth in
        Article IX.

        m. Subsection (1) of paragraph (c) of Section 27.1 is hereby amended to read as follows:

             (1) if the Closing shall not have occurred on or before October 31, 1998 due to a failure of any of the conditions precedent set forth in
        Article VIII; or

     2. Additional Loan and Forbearance with Respect to Promissory
Note. Following execution and delivery by PSI of a promissory note in the form of Exhibit 1 attached hereto (the "Additional Note"), Speer shall provide PSI a line of credit (which shall be in addition to the line of credit required by Section 6.7 of the Agreement) of up to $2,000,000 on the terms and conditions set forth in the Additional Note. The principal amount and accrued interest on such loan shall become due and payable on the earlier of the Closing Date and November 1, 1998; provided, however, that at Speer's sole discretion the repayment of such loan may be forgiven and the amount of the cash required to be delivered by Speer at the Closing shall be reduced by an amount equal to the principal balance and unpaid interest on the Additional Note so forgiven. Speer further agrees to refrain from taking any action to collect on or declaring an event of default with respect to the Promissory Note until the earlier of the Closing or November 1, 1998.

     3. Effect. Except as otherwise set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall constitute but one and the same agreement by and among the Parties.

     5. Governing Law. This Amendment shall be construed in accordance with the laws of Florida, without regard to the principles of conflicts.

     6. Amendment. This Amendment may not be amended except by action of each of the Parties hereto set forth in an instrument in writing signed on behalf of each of the Parties hereto.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

                                          SPEER COMMUNICATIONS HOLDINGS
                                            LIMITED PARTNERSHIP,
                                          a Nevada Limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Holdings Investments,
                                              Inc.
                                            General Partner of Speer
                                              Communications
                                              Holdings Limited Partnership

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                                          SPEER VIRTUAL MEDIA LIMITED
                                          PARTNERSHIP,
                                          a Nevada limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Magnatone Entertainment
                                              Group, Inc.
                                            General Partner of Speer Virtual
                                              Media Limited Partnership

                                          SPEER WORLD WIDE DIGITAL TRANSMISSION
                                          & VAULTING LIMITED PARTNERSHIP,
                                          a Nevada limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Speer World Wide, Inc.
                                            General Partner of Speer World Wide
                                              Digital Transmission & Vaulting
                                              Limited Partnership

                                          SPEER PRODUCTIONS LIMITED PARTNERSHIP,
                                          a Nevada limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Dickerson Communications,
                                              Inc.
                                            General Partner of Speer Productions
                                              Limited Partnership

                                          PRECISION SYSTEMS, INC.,
                                          a Delaware corporation

                                          By:       /s/ KEN CLINEBELL
                                            ------------------------------------
                                            Name: Ken Clinebell
                                            Title: Chief Executive Officer

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